                                                                    EXHIBIT 7(j)

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           LIBERTY MEDIA CORPORATION,

                              LIBERTY TVGIA, INC.,

                          THE NEWS CORPORATION LIMITED

                                       and

                        NEWS PUBLISHING AUSTRALIA LIMITED











                          Dated as of November 27, 2001

                                TABLE OF CONTENTS

                                                                           Page
Article I DEFINITIONS ....................................................   1
        Section 1.1  Definitions .........................................   1
        Section 1.2  Terms ...............................................   9

Article II THE MERGER ....................................................  10
        Section 2.1  The Merger ..........................................  10
        Section 2.2  Effective Time of the Merger ........................  10
        Section 2.3  Closing .............................................  10
        Section 2.4  Effects of the Merger ...............................  10
        Section 2.5  Certificate of Incorporation and By-Laws. ...........  10
        Section 2.6  Directors ...........................................  11
        Section 2.7  Officers ............................................  11
        Section 2.8  Role of NPAL ........................................  11
        Section 2.9  Tax Effect ..........................................  11

Article III CONVERSION OF SHARES .........................................  11
        Section 3.1  Conversion of Capital Stock .........................  11
        Section 3.2  Exchange of Certificates ............................  14

Article IV REPRESENTATIONS AND WARRANTIES OF LMC AND LTVGIA ..............  15
        Section 4.1  Organization and Qualifications .....................  15
        Section 4.2  Capitalization; No Liens. ...........................  15
        Section 4.3  Authority Relative to This Agreement. ...............  16
        Section 4.4  No Conflict; Required Filings and Consents. .........  16
        Section 4.5  Gemstar Shares are LTVGIA's Sole Asset; No LTVGIA
                     Liabilities .........................................  17
        Section 4.6  Litigation ..........................................  17
        Section 4.7  Tax Matters. ........................................  17
        Section 4.8  Brokers .............................................  18

Article V REPRESENTATIONS AND WARRANTIES OF TNCL .........................  18
        Section 5.1  Organization and Qualifications. ....................  18
        Section 5.2  Validity of ADSs and TNCL Shares ....................  18
        Section 5.3  Authority Relative to This Agreement. ...............  19
        Section 5.4  No Conflict; Required Filings and Consents. .........  20
        Section 5.5  Absence of Certain Changes or Events ................  21
        Section 5.6  Litigation ..........................................  21
        Section 5.7  Capitalization ......................................  21
        Section 5.8  Brokers .............................................  21
        Section 5.9  NPAL ................................................  21
        Section 5.10 Foreign Private Issuer ..............................  21
        Section 5.11 Disclosure ..........................................  21


Article VI CONDUCT PENDING THE MERGER ....................................  22
        Section 6.1    Prohibited Actions ................................  22
        Section 6.2    TNCL Covenants ....................................  23

Article VII ADDITIONAL COVENANTS .........................................  23
        Section 7.1    Approvals .........................................  23
        Section 7.2    Access to Information .............................  24
        Section 7.3    Further Action ....................................  24
        Section 7.4    Public Announcements ..............................  24
        Section 7.5    Notification of Certain Matters. ..................  24
        Section 7.6    Certain Tax Matters. ..............................  25
        Section 7.7    Australian Treasury Matters .......................  29

Article VIII CONDITIONS TO THE MERGER ....................................  29
        Section 8.1    Conditions to Each Party's Obligation to Effect
                       the Merger ........................................  29

        Section 8.2    Conditions to Obligations of LMC and LTVGIA to
                       Effect the Merger. ................................  29

        Section 8.3    Conditions to Obligations of TNCL and NPAL to
                       Effect the Merger. ................................  31

Article IX TERMINATION, WAIVER, AMENDMENT ................................  32
        Section 9.1    Termination by Mutual Consent .....................  32
        Section 9.2    Termination by either TNCL or LMC .................  32
        Section 9.3    Termination by TNCL ...............................  32
        Section 9.4    Termination by LMC ...............................   33
        Section 9.5    Effect of Termination and Abandonment .............  33

Article X INDEMNIFICATION ................................................  33
        Section 10.1   General Indemnification ...........................  33
        Section 10.2   Third Party Action Indemnification Procedures .....  34
        Section 10.3   Benefits of Indemnification .......................  35
        Section 10.4   Non-Exclusive Remedy ..............................  35
        Section 10.5   Tax Effects of Indemnification. ...................  35

Article XI MISCELLANEOUS .................................................  36
        Section 11.1   Survival of Representations and Warranties ........  36
        Section 11.2   Expenses ..........................................  36
        Section 11.3   Counterparts ......................................  36
        Section 11.4   Governing Law; Waiver of Jury Trial. ..............  36
        Section 11.5   Specific Performance ..............................  37
        Section 11.6   Notices ...........................................  37
        Section 11.7   Entire Agreement ..................................  38
        Section 11.8   No Third Party Beneficiaries ......................  38
        Section 11.9   Binding Effect; Assignment ........................  38
        Section 11.10  Headings ..........................................  38
        Section 11.11  Severability ......................................  38
        Section 11.12  Further Assurances ................................  39

EXHIBITS:

A -     Certificate of Merger
B -     Amended Registration Rights Agreement
C -     Tax Certificate

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of November 27, 2001, by and among LIBERTY MEDIA CORPORATION, a Delaware corporation ("LMC"), LIBERTY TVGIA, INC., a Delaware corporation ("LTVGIA"), THE NEWS CORPORATION LIMITED (ACN 007 910 330), a South Australia corporation ("TNCL"), and NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation ("NPAL").

                                    RECITALS

         WHEREAS, TNCL and LMC are parties to the September Letter Agreement, pursuant to which, among other things, the parties agreed that Sky Global Networks, Inc. ("SGN") would acquire the Gemstar Shares held by LTVGIA pursuant to a tax-free merger; provided, that in the event that a Qualified SGN IPO (as
                      --------
defined in the September Letter Agreement) did not occur by the date specified therein (the "Outside Date"), then LMC and SGN would be under no obligation to consummate the SGN/LTVGIA Transaction (as defined in the September Letter Agreement) and would instead consummate the transactions contemplated hereby pursuant to which NPAL will acquire all of the Gemstar Shares held by LTVGIA, in exchange for American Depositary Shares representing TNCL Shares; and

         WHEREAS, the parties acknowledge that the Qualified SGN IPO will not occur prior to the Outside Date and, thus, it is the intention of the parties that NPAL shall acquire the Gemstar Shares pursuant to this Agreement in a tax-free merger of LTVGIA with and into NPAL (the "Merger") on the terms and conditions contained herein and in accordance with the Delaware General Corporation Law (the "DGCL") with the separate existence of LTVGIA ceasing and with NPAL surviving and continuing as a subsidiary of TNCL; and

         WHEREAS, the Boards of Directors of TNCL, NPAL, LMC and LTVGIA have determined that the transactions contemplated by this Agreement including, without limitation, the Merger, are advisable and in the best interests of their respective corporations and stockholders, and such Boards of Directors have approved this Agreement;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. The following words and expressions have the meanings set forth below:

Additional ADSs:                       as defined in Section 3.1(c)(ii) hereof.

Additional Merger Consideration:       as defined in Section 3.1(a) hereof.

Adjustment:                            the deemed increase in a Tax, determined
                                       on a transaction-by-transaction basis and using the assumptions set forth in the next sentence, resulting from an adjustment made with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purposes of determining such deemed increase in Tax, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal
                                       Tax rate or, in the case of any other
                                       Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase in such Tax will in fact be realized with respect to the Return to which such adjustment relates (as a result, for example, of losses, credits or other offsets against Tax).

ADRs: American Depositary Receipts issued under the terms of the Deposit Agreement to evidence ADSs.

ADSs: American Depositary Shares, each representing four (4) TNCL Shares as of the date hereof.

Affiliate:                             with respect to any Person, any other
                                       Person, directly or indirectly,
                                       Controlling, Controlled by or under
                                       common Control with such first Person.


Agreement:                             this Agreement and Plan of Merger,
                                       including all Schedules and Exhibits
                                       hereto.

Amended Registration Rights
Agreement:                             as defined in Section 3.1(b)(ii) hereof.


Applicable Law:                        any foreign, United States Federal, state
                                       or local law, statute, ordinance, rule,
                                       regulation, order, writ, injunction,
                                       judgment, decree, arbitration award,
                                       license, permit or agency requirement of any Governmental Entity.

ASIC:                                  the Australian Securities and Investment
                                       Commission.

ASX:                                   the Australian Stock Exchange.


Australia:                             the Commonwealth of Australia.

Authorized Agent:                      as defined in Section 11.4(a) hereof.

Business Day:                          any day other than a Saturday, a Sunday
                                       or a day on which banking institutions in Denver, Colorado, or New York, New York are authorized or obligated by law or executive order to close.

CBCA:                                  as defined in the recitals hereto.

Capital Stock:                         any and all shares, interests,
                                       participations, or other equivalents
                                       (however designated) of corporate stock.

Certificate of Merger:                 as defined in Section 2.2 hereof.

Change in Tax Law:                     as defined in Section 7.6(k) hereof.

Claims:                                as defined in Section 10.1(a) hereof.

Closing:                               as defined in Section 2.3 hereof.

Closing Date:                          the date on which the Merger is
                                       consummated.

Closing Price:                         of any security for any day, the last
                                       reported sale price of such security
                                       regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange
                                       Act on which such security is listed or
                                       admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) on The Nasdaq
                                       Stock Market or any comparable quotation system, or if such security is not quoted on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by TNCL for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem, in good faith, to be fair.

Code:                                  the U.S. Internal Revenue Code of 1986,
                                       as amended.

Contractual Obligations:               as defined in Section 4.4(a) hereof.

Control: the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract or otherwise.

Controlled Affiliate:                  with respect to any Person, an Affiliate
                                       of such Person which such Person
                                       Controls.

Controlled Affiliate Acquirer:         as defined in Section 3.1(a) hereof.

Controlled Affiliate Acquirer Notice:  as defined in Section 3.1(a) hereof.

Corporations Act:                      The Corporations Act (Commonwealth of
                                       Australia), 2001.

Custodian:                             Citicorp Nominees Pty Limited.

Deposit Agreement:                     the Amended and Restated Deposit
                                       Agreement, dated as of December 3, 1996, among TNCL, the Depositary and the holders from time to time of ADRs.

Depositary:                            Citibank, N.A., as the depositary
                                       pursuant to the Deposit Agreement.

DGCL:                                  as defined in the recitals hereto.

Effective Time:                        as defined in Section 2.2 hereof.

Exchange Act:                          as defined in Section 5.10 hereof.

Ex-Dividend Date:                      the date on which "ex-dividend" trading
                                       commences for a Qualifying Dividend to
                                       which Section 3.1(c)(ii) applies in the
                                       over-the-counter market or the principal exchange located in the United States on which the ADSs are then quoted or listed.

FATA:                                  as defined in Section 8.2(d) hereof.

Final Determination:                   the final resolution of liability for any
                                       Tax for a taxable period (A) by IRS Form
                                       870 or 870-AD (or any successor forms
                                       thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-A or comparable form that reserves
                                       (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final
                                       Determination; (B) by a
                                       decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and nonappealable;
                                       (C) by a closing agreement or accepted
                                       offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (D) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the taxing jurisdiction; (E) by any other final disposition, including by reasons of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

GAAP:                                  U.S. generally accepted accounting
                                       principles.

Gemstar: Gemstar-TV Guide International, Inc., a Delaware corporation (formerly known as Gemstar International Group Limited).

Gemstar Rights Plan:                   the Second Amended and Restated Rights
                                       Agreement, effective as of July 12, 2000, by and between Gemstar and American Stock
                                       Transfer and Trust Company, as rights
                                       agent, including the Rights Certificates that may be issued pursuant thereto.

Gemstar Side Letter:                   as defined in Section 6.1(d) hereof.

Gemstar Shares:                        the 16,761,150 shares of Gemstar Stock
                                       held by LTVGIA as of the date hereof, as adjusted as provided herein.

Gemstar Stock:                         the Common Stock, par value $.01 per
                                       share, of Gemstar.

Gemstar Stockholders' Agreement:       the Stockholders' Agreement, dated as of
                                       October 4, 1999, by and among TNCL, LMC,
                                       Henry C. Yuen and Gemstar.

Governmental Consent:                  as defined in Section 4.4(b) hereof.

Governmental Entity:                   as defined in Section 4.4(b) hereof.

Governmental Filing:                   as defined in Section 4.4(b) hereof.

HSR Act:                               as defined in Section 4.4(b) hereof.

Income Tax:                            any federal, state, local or foreign
                                       income tax, including any interest,
                                       penalty, or addition thereto.

Indemnified LMC Person:                as defined in Section 10.1(a) hereof.

Indemnified Person:                    as defined in Section 10.2(a) hereof.

Indemnified TNCL Person:               as defined in Section 10.1(b) hereof.

Indemnifying Person:                   as defined in Section 10.2(a) hereof.

Indemnity Payment:                     as defined in Section 10.5(b) hereof.

Legal Proceedings:                     as defined in Section 4.6 hereof.

Lien: any security interest, lien, claim, pledge, charge or other encumbrance of any nature whatsoever.

LMC:                                   Liberty Media Corporation, a Delaware
                                       corporation.

LMC Excluded Jurisdictions:            as defined in Section 4.4(a) hereof.

LMC Material Adverse Effect            as defined in Section 8.2(l) hereof.

Losses:                                as defined in Section 10.1(a) hereof.

LTVGIA:                                as defined in the preamble hereto.

LTVGIA Certificates:                   as defined in Section 3.1(a) hereof.

LTVGIA Material Adverse Effect:        as defined in Section 4.1 hereof.

LTVGIA Merger Consideration:           as defined in Section 3.1(a) hereof.

LTVGIA Shares:                         as defined in Section 3.1(a) hereof.

Measurement Period:                    as defined in Section 3.1(c)(ii) hereof.

Merger:                                as defined in the recitals hereto.

Merger Consideration:                  as defined in Section 3.1(a) hereof.

Merger Filing:                         as defined in Section 2.2 hereof.

Non-Return Taxes:                      as defined in Section 7.6(d)(ii) hereof.

NPAL:                                  as defined in the preamble hereto.

NPAL/LUVSG Merger Agreement:           the Agreement and Plan of Merger, dated
                                       as of May 2, 2001, by and among TNCL,
                                       NPAL, LMC and Liberty

                                       UVSG, Inc.

NYSE:                                  as defined in Section 5.2 hereof.

Outside Date:                          as defined in the recitals hereto.

Overpayment Rate:                      as defined in Section 7.6(h) hereof.

Payment Date:                          as defined in Section 3.1(c)(ii) hereof.

Person: any natural person or a partnership, corporation or trust, unincorporated organization, association, limited liability company or other entity.

Pre-Closing Consolidated Returns:      as defined in Section 7.6(d)(i) hereof.

Pre-Closing Non-Consolidated Returns:  as defined in Section 7.6(d)(ii) hereof.

Qualifying Dividend:                   as defined in Section 3.1(c)(ii) hereof.

Representatives:                       as defined in Section 7.2 hereof.

Restricted Securities Letter
Agreement:                             as defined in Section 5.2 hereof.

Restrictions:                          with respect to any capital stock,
                                       partnership interest, membership interest in a limited liability company or other security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally,
                                       (i) grants to any Person the right to
                                       purchase or otherwise acquire, or
                                       obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

Return: any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with or furnished to any Governmental Entity with respect to the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes.

SEC:                                   the U.S. Securities and Exchange
                                       Commission.

Securities Act:                        the U.S. Securities Act of 1933, as
                                       amended.

Selling Affiliated Group:              as defined in Section 7.6(d)(i) hereof.

September                              Letter Agreement: the letter agreement,
                                       dated September 27, 2000, by and between TNCL and Liberty, including the Summary of Proposed Terms attached thereto, as supplemented by the letter agreement, dated as of February 6, 2001, by and among TNCL, SESLA, Inc., LMC, Liberty
                                       Satellite, LLC and Liberty Multi-Country
                                       DTH, Inc.

Settlement Agreements:                 as defined in Section 7.6(c) hereof.

SGN:                                   as defined in the recitals hereto.

Subsidiary:                            with respect to any Person, an entity in
                                       which such Person, directly or
                                       indirectly, through one or more
                                       Subsidiaries, owns a majority (a) of the voting power of the issued and outstanding shares of capital stock or other ownership interests in such entity entitled to vote generally in the election or appointment of directors or members of the governing body of such entity or (b) of the ownership interests in such entity.

Surviving Corporation:                 as defined in Section 2.1 hereof.

Tax: any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, business, license, payroll, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, environmental, transfer, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of any tax) imposed by any governmental authority (whether national, federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

Tax Certificate:                       as defined in Section 7.6(j) hereof.

Third-Party Action:                    as defined in Section 10.2(a) hereof.

TNCL:                                  as defined in the preamble hereto.

TNCL Adjustment Transaction            as defined in Section 3.1(c)(i) hereof.

TNCL Excluded Jurisdictions:           as defined in Section 5.4(a) hereof.

TNCL Material Adverse Effect:          as defined in Section 5.1 hereof.

TNCL Shares:                           Preferred Limited Voting Ordinary Shares
                                       of TNCL.

TNCL Registration Rights Agreement:    as defined in Section 3.1(b)(ii) hereof.

TNCL Subsidiaries:                     as defined in Section 5.1 hereof.

Transferred Corporation:               shall have the meaning given to such term
                                       in Treasury Regulationss. (S)1.367(a)-
                                       3(d)(2)(ii).

Treasurer Letter:                      as defined in Section 8.2(e) hereof.

Treasury Regulations the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

20-F:                                  as defined in Section 5.11 hereof.

U.S.:                                  the United States of America.

     Section 1.2 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto. References to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations. References to "Article," "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or to an exhibit or schedule hereto. All references to the "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. The word day without the qualification "Business" means a calendar day. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

                                   ARTICLE II

                                   THE MERGER
                                   ----------

     Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in accordance with the DGCL, LTVGIA shall be merged with and into NPAL in accordance with this Agreement, and the separate existence of LTVGIA shall cease. NPAL shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

     Section 2.2 Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, a certificate of merger in the form of Exhibit A hereto (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date. The Merger shall become effective as of the date and at such time as the Certificate of Merger has been duly filed (the "Merger Filing") with the Secretary of State of the State of Delaware (the time the Merger becomes effective pursuant to the DGCL being referred to herein as the "Effective Time").

     Section 2.3 Closing. Subject to the satisfaction or waiver of all of the conditions to the Closing contained in Article VIII hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on December 3, 2001, at the offices of Squadron Ellenoff Plesent & Sheinfeld LLP, 551 Fifth Avenue, New York, New York 10176, unless another date or place is agreed to in writing by the parties hereto.

     Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of LTVGIA shall vest in the Surviving Corporation, and all debts, liabilities and duties of LTVGIA shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.5  Certificate of Incorporation and By-Laws.

             (a) The Certificate of Incorporation of NPAL as in effect immediately prior to the Effective Time shall remain the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

             (b) The By-Laws of NPAL in effect at the Effective Time shall remain the By-Laws of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

     Section 2.6 Directors. The directors of NPAL at the Effective Time shall remain the directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

     Section 2.7 Officers. The officers of NPAL at the Effective Time shall remain the officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

     Section 2.8 Role of NPAL. TNCL and NPAL acknowledge that NPAL has entered into this Agreement and will perform the transactions required of it by this Agreement at the direction of TNCL, to assist TNCL in meeting its obligations under the September Letter Agreement.

     Section 2.9 Tax Effect. The parties intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Code.

                                  ARTICLE III

                              CONVERSION OF SHARES
                              --------------------

     Section 3.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding shares of Capital Stock of LTVGIA or of the holder of any shares of Capital Stock of NPAL:

             (a)  Consideration for LTVGIA Shares. The issued and outstanding
                  -------------------------------
shares of Capital Stock of LTVGIA (the "LTVGIA Shares") shall be converted into
(i) 1.7179 ADSs for each Gemstar Share held by LTVGIA, for a total of 28,793,980 ADSs (such ADSs, the "LTVGIA Merger Consideration") representing 115,175,920 fully paid and nonassessable TNCL Shares and (ii) that number of ADSs (rounded to the nearest ADS) (such ADSs, the "Additional Merger Consideration," and together with the LTVGIA Merger Consideration, the "Merger Consideration") issuable pursuant to Section 3.1(c)(ii) hereof. The Merger Consideration shall be issued on the Closing Date to LMC and/or one or more Controlled Affiliates of LMC (each such Controlled Affiliate of LMC, a "Controlled Affiliate Acquirer") specified in writing (a "Controlled Affiliate Acquirer Notice") by LMC to TNCL a reasonable period prior to the Closing, but in no event less than three Business Days prior to the Closing, with the amount of the Merger Consideration to be issued to LMC and/or each such Controlled Affiliate Acquirer to be as specified in the Controlled Affiliate Acquirer Notice (subject to the adjustments provided herein).

          The LTVGIA Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented outstanding LTVGIA Shares (the "LTVGIA Certificates") shall cease to have any rights with respect thereto. LTVGIA Shares that are owned by LTVGIA as treasury stock, if any, shall not convert into ADSs in accordance with this
Section 3.1(a).

          All TNCL Shares (and the ADSs representing such TNCL Shares) issued pursuant to this Agreement will be issued free and clear of any Liens or Restrictions other than those created by LMC or such Controlled Affiliate Acquirer, and except for any restrictions on transfer arising under the Securities Act, state securities laws, the Corporations Act, the Amended Registration Rights Agreement or the Restricted Securities Letter Agreement.

          (b)  Registration and Lock-Up of ADSs and TNCL Shares.
               ------------------------------------------------

                    (i) The ADSs (and the TNCL Shares underlying such ADSs) to be issued pursuant to Sections 3.1(a) and 3.1(c)(ii) will be issued without being registered under the Securities Act. The ADSs (and the TNCL Shares underlying such ADSs) to be issued to LMC or each such Controlled Affiliate Acquirer hereunder will be acquired for LMC's or such Controlled Affiliate Acquirer's own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution of any such ADSs (or the TNCL Shares underlying such ADSs) in violation of the Securities Act, any applicable state securities laws or the Corporations Act. LMC understands and acknowledges that (A) none of the ADSs (or the TNCL Shares underlying such ADSs) to be issued as Merger Consideration hereunder have been registered under the Securities Act or any applicable state securities law and, when issued, will be "restricted securities" within the meaning of Rule 144 under the Securities Act, and (B) the ADSs (and the TNCL Shares underlying such ADSs) cannot be sold, transferred or otherwise disposed of in the U.S. unless such ADSs (and, under certain circumstances, the TNCL Shares underlying such ADSs) subsequently are registered under the Securities Act and any applicable state securities laws, or exemptions from registration thereunder are available.

                    (ii) Prior to or concurrently with the Closing, TNCL and LMC shall enter into an amendment and restatement of the TNCL Registration Rights and Lock-Up Agreement, dated May 2, 2001, between TNCL and LMC (the "TNCL Registration Rights Agreement"). Such amended and restated TNCL Registration Rights Agreement shall be in substantially the form set forth in Exhibit B hereto and is hereinafter referred to as the "Amended Registration Rights Agreement."

          (c)  Adjustments to Merger Consideration.
               -----------------------------------

                    (i) All references in this Agreement to the number of ADSs issuable upon consummation of the Merger shall be subject to appropriate adjustment (which adjustment shall be made in an equitable manner and in accordance with applicable ASX Listing Rules in order to provide the parties with the economic benefits and burdens bargained for hereunder) in the event of stock splits, eligible bonus issues, combinations, or any recapitalization, reclassification or similar transaction (a "TNCL Adjustment Transaction") involving TNCL the effective date or record date for which is on or after September 27, 2000 and on or before the Closing Date; provided, however, that in
                                                      --------  -------
the event any Additional ADSs are
issuable as part of the Merger Consideration upon the record or effective date of such TNCL Adjustment Transaction, such adjustment shall be made in respect of all such Additional ADSs which would have been outstanding had the Effective Time occurred immediately prior to the record or effective date of the TNCL Adjustment Transaction. If any spin-off, eligible bonus issue, split-off or other transaction involving TNCL occurs, or a record date is established for any such transaction, and the preceding sentence does not provide a proper equitable adjustment for LMC and its Controlled Affiliate Acquirers with respect to such transaction, the number of any ADSs or TNCL Shares thereafter deliverable to LMC and its Controlled Affiliate Acquirers pursuant to this Agreement shall be adjusted, or shall be delivered together with securities issued or distributed in such transaction, so as to provide LMC and its Controlled Affiliate Acquirers with the consideration bargained for in this Agreement and to place them in the same position as they would have been in if such ADSs or TNCL Shares had been delivered to them immediately prior to the record date or effective date for such transaction (which adjustment shall be made in an equitable manner and in accordance with applicable ASX Listing Rules in order to provide the parties with the economic benefits and burdens bargained for hereunder). In the event of any stock split, stock dividend, stock combination, reclassification, share exchange or similar transaction affecting the Gemstar Shares, which has a payment date or effective date, as applicable, which is on or after September 27, 2000 and prior to the Closing Date, the number of Gemstar Shares held by LTVGIA and the number of ADSs issuable per Gemstar Share shall be correspondingly adjusted.

               (ii) In the event that any dividend or other distribution, in cash, securities or other property (including, but not limited to, any rights, warrants, options or other securities entitling the holder to purchase TNCL Shares or ADSs or other securities or property (including ADRs in respect of such securities), but excluding any dividend or distribution for which an adjustment is provided in paragraph (i) above) (such dividend or distribution, a "Qualifying Dividend"), shall be declared, paid or made on or in respect of the TNCL Shares on or after November 27, 2001, and on or before the Closing Date (subject to the proviso in the immediately following sentence), then upon each
                -------
date on which a Qualifying Dividend on the TNCL Shares is paid or made (each such date, a "Payment Date"), the Merger Consideration shall be increased by adding thereto as Additional Merger Consideration a number of ADSs (the "Additional ADSs") (rounded, for purposes of the following calculations, to the nearest 1/100th of an ADS) equal to (x) the aggregate amount of (1) cash and (2) the fair market value of any security or other property (as determined by the Board of Directors of TNCL in good faith and set forth in a resolution of the Board of Directors to such effect) payable in respect of the TNCL Shares underlying the ADSs issuable to LMC and/or the Controlled Affiliate Acquirers as Merger Consideration (with the number of ADSs constituting the Merger Consideration to be determined as if (A) the Effective Time had occurred immediately prior to the record date for or the effective date of such Qualifying Dividend and (B) the Additional ADSs constituting Additional Merger Consideration had been issued as of the Payment Date related thereto) divided by
(y) the average of the daily Closing Prices of an ADS for the ten (10) consecutive trading days ending on the Business Day preceding the Ex-Dividend Date, or if there is no such Ex-Dividend Date for such Qualifying Dividend, the date specified for payment of such Qualifying Dividend (such period, the "Measurement Period"). The adjustments required by this paragraph (ii) shall be made upon each payment of a Qualifying Dividend made (or having a record date) on or after November 27, 2001, and on or prior to the Closing Date; provided,
                                                                    --------
that in the case of any Qualifying Dividend whose record date is on or prior to the Closing Date but whose payment date is scheduled to be after the Closing Date, then the amount of Additional

Merger Consideration to be issued to LMC and/or the Controlled Affiliate Acquirer at the Effective Time shall be increased by the number of Additional ADSs that LMC and/or the Controlled Affiliate Acquirer would have been entitled to receive had the Payment Date immediately preceded the Effective Time, subject to the obligation of LMC (and/or the Controlled Affiliate Acquirers) to deliver to TNCL any such Additional ADSs issued to LMC (and/or the Controlled Affiliate Acquirers) in anticipation of the payment or distribution of such Qualifying Dividend, in the event such payment or distribution is not made. For purposes of this Section 3.1(c)(ii), the amount of the Qualifying Dividend shall be stated in terms of United States Dollars, with any portion of such Qualifying Dividend which is stated in terms of Australian Dollars being converted to United States Dollars using an exchange rate which is equal to the average of the daily 4:00 p.m. Eastern time exchange rates (as published by The Wall Street Journal (or
                                                  -----------------------
such other published exchange rate as the parties may agree)) for each trading day for which the Closing Price of an ADS is determined during the Measurement Period.

     Section 3.2  Exchange of Certificates.

             (a)  Depositary. TNCL, pursuant to the terms of the Deposit
                  ----------
Agreement, shall, prior to the Effective Time, (i) deposit with the Custodian the TNCL Shares underlying the ADSs to be issued in the Merger and (ii) instruct the Depositary to prepare the requisite ADRs to evidence the ADSs to be issued in the Merger for exchange in accordance with this Article III.

             (b)  Exchange Procedures. On the Closing Date, upon surrender of
                  -------------------
all of the LTVGIA Certificates to TNCL for cancellation, TNCL shall cause to be delivered to LMC in exchange therefor one or more ADR(s) representing that whole number of ADSs that LMC and its Controlled Affiliate Acquirers have the right to receive pursuant to the provisions of this Article III, and the LTVGIA Certificates so surrendered shall forthwith be canceled. TNCL shall pay any stamp duties, transfer taxes, and other similar charges (including all fees and charges of the Depositary, registrar and Custodian for the ADSs) required by reason of the issuance of the ADSs to LMC or Controlled Affiliate Acquirers of LMC pursuant to the provisions of this Article III; provided, however, that,
                                                    --------  -------
unless otherwise provided by the Deposit Agreement, under no circumstances shall TNCL pay any stamp duties, transfer taxes, or other similar charges required by reason of any subsequent transfer or assignment by LMC or Controlled Affiliate Acquirers of LMC of the ADSs (or the underlying TNCL Shares) or the conversion by LMC of ADSs into actual TNCL Shares. LMC acknowledges that neither it nor any of its Controlled Affiliate Acquirers shall acquire any right, title or interest in the TNCL Shares or the ADSs to be issued pursuant to this Agreement until the Effective Time and, if the Effective Time does not occur, shall assist TNCL, at TNCL's sole cost and expense, in canceling, and removing from any register or exchange references to, the TNCL Shares and the ADSs to be issued pursuant to this Agreement.

             (c)  No Further Ownership Rights in LTVGIA Shares. All ADSs issued
                  --------------------------------------------
upon the surrender for exchange of the LTVGIA Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the LTVGIA Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the LTVGIA Shares which are converted pursuant to the Merger and were outstanding immediately prior to the Effective Time. If, after the Effective Time, LTVGIA Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for no consideration.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF LMC
                      -------------------------------------
                                   AND LTVGIA
                                   ----------

     LMC and LTVGIA hereby, jointly and severally, make the following representations and warranties to TNCL and NPAL, it being understood and agreed that references herein to LTVGIA's properties, assets, liabilities, commitments or business or any of them shall in no event be construed as a representation or warranty with respect to Gemstar or any of its properties, assets, liabilities, commitments or businesses, and no such representation or warranty is made:

     Section 4.1 Organization and Qualifications. Each of LMC and LTVGIA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on (i) the business, assets, financial or other condition, or results of operations of LTVGIA, or (ii) the ability of LMC or LTVGIA to consummate the Merger (in either case, an "LTVGIA Material Adverse Effect").

     Section 4.2  Capitalization; No Liens.

             (a)  LTVGIA. All of the issued and outstanding shares of Capital
                  ------
Stock of LTVGIA are duly authorized, validly issued, fully paid and nonassessable, and are owned of record as of the date hereof by LMC free and clear of any Liens and Restrictions (other than any Liens or Restrictions arising out of or pursuant to this Agreement, the Gemstar Stockholders' Agreement, the Gemstar Rights Plan, the September Letter Agreement and any restrictions on transfer arising under the Securities Act or state securities laws). The LTVGIA Shares constitute all of the issued and outstanding shares of Capital Stock of LTVGIA. All of the share certificates issued and outstanding which represent the LTVGIA Shares will be delivered to NPAL on the Closing Date. No other shares of Capital Stock or other voting securities of LTVGIA are issued, reserved for issuance or outstanding. There are no options or agreements relating to the issued or unissued Capital Stock of LTVGIA or obligating LTVGIA to issue, transfer, grant or sell any shares of Capital Stock of, or other equity interests in, or securities convertible into or exchangeable for any Capital Stock or other equity interests in, LTVGIA other than this Agreement and the September Letter Agreement. There are no outstanding contractual obligations of LTVGIA to repurchase, redeem or otherwise acquire any shares of Capital Stock of LTVGIA.

             (b)  Gemstar Shares. The Gemstar Shares are owned of record as of
                  --------------
the date hereof by LTVGIA free and clear of any Liens and Restrictions (other than (i) Liens or Restrictions arising out of or pursuant to this Agreement, the September Letter Agreement, the

Gemstar Stockholders' Agreement, or Gemstar Rights Plan and (ii) any restrictions on transfer arising under the Securities Act or state securities laws). Upon consummation of the Merger, the Surviving Corporation will hold the Gemstar Shares, directly or indirectly, free and clear of any Liens and Restrictions (other than (i) Liens or Restrictions arising out of or pursuant to the Gemstar Stockholders' Agreement, the Gemstar Rights Plan or this Agreement,
(ii) any Liens or Restrictions created by TNCL or any of its Affiliates and
(iii) any restrictions on transfer arising under the Securities Act or state securities laws).

     Section 4.3  Authority Relative to This Agreement.

             (a) Each of LMC and LTVGIA has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger.

             (b) The execution and delivery of this Agreement by LMC and LTVGIA and the consummation by LMC and LTVGIA of the Merger have been duly and validly authorized by all necessary corporate action on their part, and no other corporate proceedings on the part of LMC and LTVGIA are necessary to authorize this Agreement or to consummate the Merger (other than the Merger Filing). This Agreement has been duly and validly executed and delivered by LMC and LTVGIA and, assuming the due authorization, execution and delivery hereof by TNCL and NPAL, constitutes the legal, valid and binding obligation of each of LMC and LTVGIA, enforceable against each of LMC and LTVGIA in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     Section 4.4  No Conflict; Required Filings and Consents.

             (a) The execution and delivery of this Agreement by each of LMC and LTVGIA do not, and the performance of their respective obligations under this Agreement and the consummation of the Merger by LTVGIA will not, (i) conflict with or violate the certificate of incorporation or By-laws of LMC or LTVGIA; (ii) subject to Section 8.1(a) and to satisfaction of the requirements set forth in clauses (i) through (v) of Section 4.4(b), conflict with or constitute a violation by LMC or LTVGIA of any Applicable Law applicable to LMC or LTVGIA or by which any property or asset of LTVGIA is bound or affected, except in such instances which would not have an LTVGIA Material Adverse Effect, and except that no representation or warranty is made herein with respect to foreign laws, regulations or rules of jurisdictions in which LMC does not, directly or indirectly, own any assets or conduct any business ("LMC Excluded Jurisdictions"); or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by LTVGIA) or modification in a manner materially adverse to LTVGIA of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any property or asset of LTVGIA pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation (collectively, the "Contractual Obligations") to which LTVGIA is a party or by which LTVGIA or any property or asset of LTVGIA is bound or affected, except in such instances which would not result in an LTVGIA Material Adverse Effect, and except that no representation is made with respect to the Gemstar Rights Plan, the Gemstar Stockholders' Agreement, or any agreement or understanding between LMC or any of its Controlled Affiliates, on the one hand, and TNCL or any of its Controlled Affiliates, on the other hand.

             (b) The execution and delivery of this Agreement by LMC and LTVGIA do not, and the performance of their respective obligations under this Agreement and the consummation of the Merger by LMC and LTVGIA will not require any consent, approval, authorization, waiver or permit of (a "Governmental Consent"), or filing with or notification to (a "Governmental Filing"), any federal, state, local or foreign governmental or regulatory agency, authority, commission or instrumentality (each a "Governmental Entity") (provided, that no representation or warranty is made by LMC or LTVGIA with respect to Governmental Consents from, or Governmental Filings with, any Governmental Entity in an LMC Excluded Jurisdiction), other than (i) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (collectively, the "HSR Act") required to be satisfied by TNCL, (ii) the requirements under applicable Australian law (other than with respect to the ASX and the ASIC) that have heretofore been satisfied, and the filings with the ASX and the ASIC to be made by TNCL following the Closing, (iii) the pre-merger notification requirements of German merger control law, which have heretofore been satisfied by TNCL, (iv) the Merger Filing, (v) the approval of the Brazilian competition authorities, (vi) the entering into of a gain recognition agreement as contemplated by Section 7.6, and (vii) where the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or provide such notice would not, individually or in the aggregate, have an LTVGIA Material Adverse Effect.

     Section 4.5 Gemstar Shares are LTVGIA's Sole Asset; No LTVGIA Liabilities. Except as contemplated by this Agreement, (i) the Gemstar Shares are LTVGIA's sole assets, and (ii) LTVGIA has no liabilities (whether absolute, accrued or contingent) and has no unfulfilled commitments, in each case, other than pursuant to the Gemstar Stockholders' Agreement and the Gemstar Rights Plan and except that no representation or warranty is made with respect to liabilities or commitments to TNCL or its Affiliates.

     Section 4.6 Litigation. There are no actions, suits, arbitrations, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to the knowledge of LTVGIA, threatened against LTVGIA, and neither LTVGIA nor its assets, properties or business, is subject to any judgment, decree, order, injunction or writ of any Governmental Entity or arbitrator.

     Section 4.7  Tax Matters.

             (a) LTVGIA has filed all material Returns that it was required to file. All such Returns are correct and complete in all material respects. All material Taxes owed by LTVGIA (whether or not shown on any Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of LMC or its applicable Subsidiary) on any of the assets of LTVGIA.

             (b) LTVGIA has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

             (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against LTVGIA that are not adequately reserved for in accordance with GAAP in all cases applied in a consistent basis with the most recent LMC balance sheet. None of the Returns of LTVGIA is currently the subject of an audit.

             (d) LTVGIA does not have any current non-contingent liability for the Taxes of any Person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (e) If the income of LTVGIA is required under federal, state, local or foreign Tax rules to be included on a consolidated, unitary, combined or other such Return which includes LMC or any of its Controlled Affiliates and which is filed by an entity other than LTVGIA, any such group has filed all Returns that it was required to file with respect to LTVGIA for each period during which LTVGIA was a member of such group. All such Returns were correct and complete in all material respects in so far as they relate to LTVGIA. All material Taxes owed by such group with respect to LTVGIA (whether or not shown on a Return) have been paid for each taxable period during which LTVGIA was a member of its group.

             (f) The normal period within which to examine and/or assess Taxes on the income of LTVGIA has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

             (g) LTVGIA will not be party to any tax sharing or allocation agreement as of the Effective Time.

     Section 4.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of LTVGIA.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TNCL
                     --------------------------------------

     TNCL hereby represents and warrants to LMC and LTVGIA as follows:

     Section 5.1 Organization and Qualifications. TNCL is duly registered and validly existing under the Corporations Act. NPAL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of TNCL and NPAL has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing, or to have such power, authority and governmental permits, approvals and other authorizations, would not, individually or in the aggregate, have a material adverse effect on (i) the business, assets, financial or other condition, or results of operations of TNCL and the Subsidiaries of TNCL (the "TNCL Subsidiaries"), taken as a whole, or (ii) the ability of TNCL or NPAL to consummate the Merger (in either case, a "TNCL Material Adverse Effect").

     Section 5.2 Validity of ADSs and TNCL Shares. The ADSs to be issued in the Merger will be issued by the Depositary under the terms of the Deposit Agreement, as supplemented by a letter agreement substantially in the form of the letter agreement, dated May 2, 2001, among TNCL, LMC and Citibank, N.A. entered into in connection with the NPAL/LUVSG Merger Agreement, with such changes as are appropriate to provide for the issuance of the Merger Consideration as "Restricted ADSs" thereunder (the "Restricted Securities Letter Agreement"). The TNCL Shares underlying the ADSs to be issued pursuant to this Agreement will, on and from their date of allotment and issue, rank pari passu in all respects with all existing TNCL Shares on issue at that date (including as to dividends). All of the TNCL Shares underlying the ADSs to be issued pursuant to this Agreement are duly authorized and, when deposited with the Custodian in accordance with the terms of the Deposit Agreement from and after the Effective Time, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens and Restrictions (other than Liens or Restrictions created by LMC or the Controlled Affiliate Acquirers, and except for any restrictions on transfer arising under the Securities Act, state securities laws, the Corporations Act, the Restricted Securities Letter Agreement or the Amended Registration Rights Agreement). Upon issuance by the Depositary of ADSs evidencing the TNCL Shares against the deposit of the TNCL Shares in accordance with the terms of the Deposit Agreement, the ADSs to be issued pursuant to this Agreement will be duly and validly issued and the Persons in whose names the ADSs are to be registered as contemplated by this Agreement will be entitled to the rights of registered holders of ADRs specified in the Deposit Agreement and in the ADRs evidencing such ADSs, free and clear of all Liens and Restrictions (other than those created by such Persons and except for restrictions on transfer arising under the Securities Act, state securities laws, the Corporations Act, the Amended Registration Rights Agreement or the Restricted Securities Letter Agreement). The Deposit Agreement has been duly and validly authorized by all necessary corporate action of TNCL, has been duly and validly executed and delivered by TNCL, and, assuming the due authorization, execution and delivery thereof by the Depositary, constitutes the legal, valid and binding obligation of TNCL, enforceable against TNCL in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject. As of (but subject to) the Closing TNCL shall have (a) issued and allotted the TNCL Shares underlying the ADSs to be issued pursuant to this Agreement to the Custodian and made such entries in the register of members of TNCL as are required by the Corporations Act to record the Custodian as a member of TNCL in respect of such TNCL Shares; (b) delivered to the Custodian or as the Custodian directs holding statements for the TNCL Shares underlying such ADSs evidencing the Custodian as registered holder of the TNCL Shares underlying such ADSs; (c) applied for quotation on the ASX of the TNCL Shares underlying such ADSs in accordance with the requirements of the Listing Rules and Business Rules of the ASX; and (d) applied for listing of such ADSs on the New York Stock Exchange (the "NYSE").

     Section 5.3  Authority Relative to This Agreement.

             (a) Each of TNCL and NPAL has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger without the need for approval by the shareholders of TNCL.

             (b) The execution and delivery of this Agreement by TNCL and NPAL and the consummation by TNCL and NPAL of the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of TNCL or NPAL are necessary to authorize this Agreement or to consummate the Merger (other than the Merger Filing). This Agreement has been duly and validly executed and delivered by each of TNCL and NPAL and, assuming the due authorization, execution and delivery hereof by LMC and LTVGIA, constitutes the legal, valid and binding obligation of each of TNCL and NPAL, enforceable against each of TNCL and NPAL in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     Section 5.4  No Conflict; Required Filings and Consents.

             (a) The execution and delivery of this Agreement by TNCL and NPAL do not, and the performance of their respective obligations under this Agreement and the consummation of the Merger by TNCL and NPAL will not, (i) conflict with or violate the articles of incorporation or By-laws or equivalent organizational documents of TNCL or NPAL, (ii) subject to Section 8.1(a) and to satisfaction of the requirements set forth in clauses (i) through (iv) of Section 5.4(b), conflict with or constitute a violation by TNCL or NPAL of the applicable Listing Rules of the ASX or the NYSE or any Laws applicable to TNCL or NPAL or by which any property or asset of TNCL or NPAL is bound or affected, except in such instances which would not have a TNCL Material Adverse Effect, and except that no representation or warranty is made herein with respect to foreign laws, regulations or rules of jurisdictions in which none of TNCL, Gemstar or NPAL, directly or indirectly, owns any assets or conducts any business ("TNCL Excluded Jurisdictions"), or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by TNCL or NPAL) or modification in a manner materially adverse to TNCL or NPAL of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any property or asset of TNCL or NPAL pursuant to, any Contractual Obligations to which TNCL or NPAL is a party or by which TNCL or NPAL or any property or asset of TNCL or NPAL is bound or affected, except in such instances which would not result in a TNCL Material Adverse Effect, and except that no representation is made with respect to any agreement or understanding between LMC or any of its Controlled Affiliates, on the one hand, and TNCL or any of its Controlled Affiliates on the other hand.

             (b) The execution and delivery of this Agreement by each of TNCL and NPAL do not, and the performance of their respective obligations under this Agreement and the consummation of the Merger by TNCL and NPAL will not require any Governmental Consent or Governmental Filing (provided, that no
                                                 --------
representation or warranty is made with respect to Governmental Consents from, or Governmental Filings with, any Governmental Entity in a TNCL Excluded Jurisdiction), other than (i) the pre-merger notification requirements of the HSR Act that have heretofore been satisfied by TNCL, (ii) the requirements under applicable Australian law (other than with respect to the ASX and the ASIC) that have heretofore been satisfied, and the filings with the ASX and the ASIC to be made by TNCL following the Closing, (iii) the pre-merger notification requirements of German merger control law that have heretofore been satisfied by TNCL, (iv) the approval of the Brazilian competition authorities, (v) the Merger Filing, and (vi) where the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or provide such notice, would not, individually or in the aggregate, have a TNCL Material Adverse Effect.

     Section 5.5 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any filing by TNCL with the SEC that is publicly available as of the date hereof, since June 30, 2000, (a) TNCL, together with the TNCL Subsidiaries, taken as a whole, has conducted its business in the ordinary course, consistent with past practice, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a TNCL Material Adverse Effect, other than events or developments generally affecting the industries in which TNCL and the TNCL Subsidiaries operate. No receiver or administrator of TNCL's or of the whole or any part of TNCL's assets has been appointed.

     Section 5.6 Litigation. There are no Legal Proceedings pending or, to the knowledge of TNCL or NPAL, threatened against TNCL or any of the TNCL Subsidiaries (including NPAL), which could reasonably be expected to have, individually or in the aggregate, a TNCL Material Adverse Effect, nor is there any judgment, decree, order, injunction or writ of any court, Governmental Entity or arbitrator outstanding against TNCL or any of the TNCL Subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is reasonably likely to have, any such TNCL Material Adverse Effect.

     Section 5.7 Capitalization. As of October 12, 2001, the issued capital stock of TNCL consisted of 2,093,043,326 Ordinary Shares (as such term is defined in TNCL's Constitution) and 2,940,659,839 TNCL Shares. All of such shares were duly authorized, validly issued, fully paid and nonassessable.

     Section 5.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of TNCL or NPAL.

     Section 5.9 NPAL. NPAL is a directly owned "controlled" U.S. subsidiary of TNCL within the meaning of Section 368(c) of the Code.

     Section 5.10 Foreign Private Issuer. TNCL (a) is a "foreign private issuer" within the meaning of Rule 3b-4 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) with respect to the ADRs is eligible to use Form 20-F under the Exchange Act.

     Section 5.11 Disclosure. TNCL's Annual Report on Form 20-F for the fiscal year ended June 30, 2001 (the "20-F"), at the time filed, complied in all material respects with the applicable requirements of Form 20-F under the Exchange Act, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements (including the notes thereto) of TNCL and its subsidiaries included in the 20-F, at the time filed, fairly presented in all material respects the consolidated financial position, results of operations and cash flows of TNCL and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

                                   ARTICLE VI

                           CONDUCT PENDING THE MERGER
                           --------------------------

     Section 6.1 Prohibited Actions. LMC and LTVGIA covenant and agree that, from the date hereof until the earlier of the Effective Time or the termination of this Agreement, unless TNCL shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 6.1:

             (a) LTVGIA shall not issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, its Capital Stock or any debt or equity securities convertible into or exchangeable for such Capital Stock, and neither LMC nor LTVGIA shall sell, mortgage, pledge or subject to Lien or Restriction any of the shares of Capital Stock of LTVGIA or any of the Gemstar Shares;

             (b) Neither LMC nor LTVGIA shall enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate the Merger;

             (c) (i) LTVGIA shall not enter into or agree to enter into any agreement, contract or commitment affecting its direct ownership of or its rights to transfer the Gemstar Shares in connection with the Merger, and (ii) LMC shall not enter into or agree to enter into any agreement, contract or commitment affecting its indirect ownership of or any rights to cause the transfer of the Gemstar Shares in connection with the Merger;

             (d) LTVGIA shall not conduct any business, other than holding and exercising the rights of a holder of, the Gemstar Shares (subject to the Gemstar Stockholders' Agreement, this Agreement, the letter agreement, dated May 2, 2001, between LMC and TNCL regarding the Gemstar Stockholders' Agreement (the "Gemstar Side Letter"), and matters reasonably incidental thereto) and other than in connection with its performance under the Gemstar Side Letter;

             (e) LTVGIA shall not incur or become contingently liable with respect to any Indebtedness, or assume, guarantee or otherwise become responsible for the Indebtedness of any other party or agree to so do; for purposes of this Section 6.1(e), "Indebtedness" shall mean and include (i) indebtedness for borrowed money whether short-term or long-term and whether secured or unsecured, (ii) indebtedness for the deferred purchase price of services or property, (iii) obligations under capitalized leases, (iv) obligations arising under acceptance facilities, (v) all obligations evidenced by bonds, debentures, notes or other similar instruments, (vi) all obligations upon which interest charges are customarily paid, and (vii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, guarantee or obligation;

             (f) LMC shall not sell, transfer or contribute any of the LTVGIA Shares held by LMC, and LTVGIA shall not sell, transfer or contribute any of the Gemstar Shares held by LTVGIA.

             (g)  LTVGIA shall not enter into any Settlement Agreements;

             (h) LTVGIA shall not declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Capital Stock, except to satisfy any requirement of this Agreement;

             (i) Neither LMC nor LTVGIA shall take any action, or enter into any transaction, prior to the Closing Date, which would result in a breach of any representation, warranty, covenant or agreement contained in this Agreement; or

             (j) LTVGIA shall not merge, consolidate with or consummate any other business combination with any Person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

     Section 6.2 TNCL Covenants. TNCL and NPAL covenant and agree that, from the date hereof until the earlier of the Effective Time or the termination of this Agreement, unless LMC shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 6.2, TNCL and NPAL shall not:

                         (i)   take any action, or enter into any transaction
prior to the Closing Date, which would result in a breach of any representation, warranty, covenant or agreement contained in this Agreement; or

                         (ii)  take any action, or enter into any transaction
prior to the Closing Date, which could reasonably be expected to adversely effect or delay the ability of any of the parties hereto to obtain any Governmental Consent or make any Governmental Filing or maintain the effectiveness of any Governmental Consent or Governmental Filing heretofore received, obtained or made (or which is received, obtained or made after the date hereof) required to consummate the Merger.

                                   ARTICLE VII
                              ADDITIONAL COVENANTS
                              --------------------

     Section 7.1 Approvals. TNCL and LMC shall cooperate and each shall use its reasonable best efforts to receive, obtain and make any Governmental Consents or Governmental Filings required in connection with the Merger (including, without limitation, filings and submissions to the ASX, the ASIC and the NYSE, and obtain all consents and approvals from parties to contracts with the parties hereto or their respective Controlled Affiliates as are necessary for the consummation of the Merger); provided, however, that to the extent any
                             --------  -------
Governmental Consent has been received or obtained, or any Governmental Filing has been made, in each case prior to the date hereof, (x) TNCL shall use its reasonable best efforts to cause such Governmental Consent or Governmental Filing to remain in full force and effect (including paying any required filing or other fees in respect thereof) and (y) LMC will (i) reasonably cooperate in such efforts and (ii) not take any action (other than as contemplated by this Agreement) the effect of which is reasonably likely to cause the revocation or termination of the Treasurer Letter. In the event any Legal Proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such Legal Proceeding and, if an injunction or other order is issued in any Legal Proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger; provided that none of LMC, LTVGIA or any of
                                   --------
their Affiliates shall be required by this Section 7.1 to: (A) pay any consideration (other than the payment of filing fees in connection with any United States federal or state Governmental Filing that it is obligated to make pursuant to this Agreement), (B) surrender, modify or amend in any substantive respect any license or contract (including this Agreement), (C) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets, (D) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such person, or (E) agree to any of the foregoing or any other conditions or requirements of any Governmental Entity or other person that are adverse to its interests or materially burdensome.

     Section 7.2 Access to Information. Subject to Applicable Law, from the date hereof to the earlier of the Effective Time or the termination of this Agreement, LMC and LTVGIA shall afford the officers, employees, auditors and agents (the "Representatives") of TNCL access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records, agreements and Returns of or relating to LTVGIA or its business, and shall furnish such Representatives with all of LTVGIA's financial, operating and other data and information as may be reasonably requested.

     Section 7.3 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall use its commercially reasonable efforts to take all such action.

     Section 7.4 Public Announcements. The parties to this Agreement and their respective Controlled Affiliates shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consultation with or consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, however, that a party may, without such prior consultation
          --------  -------
with, or prior consent of, the other parties to this Agreement, issue such press release or make such public statement as may be required by Applicable Law or the listing requirements of any applicable stock exchange or securities association; provided that the party issuing such release or making such
             -------- ----
statement shall give written notice thereof to the other parties.

     Section 7.5  Notification of Certain Matters.

             (a) Prior to the Closing Date, LMC and LTVGIA shall promptly notify TNCL and NPAL of:

                         (i)   any notice or other communication received by LMC
or LTVGIA from any Person alleging that the consent of such Person is or may be required in connection with the Merger;

                         (ii)  any notice or other communication from any
Governmental Entity received by LMC or LTVGIA in connection with the Merger;

                         (iii) any Legal Proceeding commenced or, to LMC's or
LTVGIA's knowledge, threatened against, relating to, involving or otherwise affecting, LTVGIA;

                         (iv)  any Legal Proceeding commenced or, to LMC's or
LTVGIA's knowledge, threatened against, relating to, involving or otherwise affecting LMC or LTVGIA that relates to the consummation of the Merger; or

                         (v)   any event, condition or circumstance of which LMC
or LTVGIA has knowledge, that (x) has, or is reasonably likely to have or does have an LTVGIA Material Adverse Effect or (y) is, or is reasonably likely to constitute, a breach of any representation, warranty or covenant made by such Person, which breach is not capable of being cured prior to the Closing Date.

             (b) Prior to the Closing Date, TNCL and NPAL shall promptly notify LMC and LTVGIA of:

                         (i)   any notice or other communication received by
TNCL or NPAL from any Person alleging that the consent of such Person is or may be required in connection with the Merger;

                         (ii)  any notice or other communication from any
Governmental Entity received by TNCL or NPAL in connection with the Merger;

                         (iii) any Legal Proceeding commenced or, to TNCL's or
NPAL's knowledge, threatened against, relating to, involving or otherwise affecting TNCL or NPAL or which relates to the consummation of the Merger; or

                         (iv)  any event, condition or circumstance of which
TNCL or NPAL has knowledge that (x) is reasonably likely to have or does have a TNCL Material Adverse Effect or (y) is, or reasonably likely to constitute, a breach of any representation, warranty or covenant made by such Person, which breach is not capable of being cured prior to the Closing Date.

     Section 7.6  Certain Tax Matters.

             (a)  Gain Recognition Agreement; Indemnity. LMC (or another member
                  -------------------------------------
of the Selling Affiliated Group) may be required to enter into a gain recognition agreement under Section 367 of the Code with respect to the conversion of the LTVGIA Shares into ADSs in the Merger. In the event that, during the term of any such gain recognition agreement (or the term of any new gain recognition agreement that LMC (or another member of the Selling Affiliated Group) may be required to enter into as a result of any nonrecognition transfer described in

Treasury Regulations (S)(S) 1.367(a)-8(g)(2) or (3)), TNCL or any of its Affiliates makes any direct or indirect disposition or deemed disposition of the stock or assets of the Transferred Corporation within the meaning of Treasury Regulation (S) 1.367(a)-8 (including, if there has been a nonrecognition transfer, any direct or indirect disposition or deemed disposition described in Treasury Regulations (S)(S) 1.367(a)-8(g)(2)(iii) or 1.367(a)-8(g)(3)) which thereby causes gain to be recognized pursuant to such gain recognition agreement (or new gain recognition agreement), TNCL shall indemnify LMC for the amount of any Adjustments on any Return filed by LMC or any member of a Selling Affiliated Group which are required to be made as a result of the gain triggered pursuant to such gain recognition agreement (or new gain recognition agreement). Such indemnification payment amount shall be determined jointly by LMC and TNCL. TNCL agrees to notify LMC of any action taken by it or any of its Affiliates that will cause gain to be recognized under such gain recognition agreement (or new gain recognition agreement). If TNCL or any of its Affiliates consummate any nonrecognition transfer that is described in Treasury Regulations
(S)(S)1.367(a)-8(g)(2) or (3), TNCL shall provide timely notice to LMC of such nonrecognition transfer so LMC (or another member of the Selling Affiliated Group) may comply with the reporting requirements set forth in such sections of the Treasury Regulations, and TNCL will cause LMC to be informed of any subsequent disposition of property within the meaning of Treasury Regulations
(S)1.367(a)-8(g)(2)(iv).

        (b) Tax Returns. To the extent requested by TNCL, LMC has made available
            -----------
or will make available to TNCL all portions of Returns, and any amendments thereto, filed by or on behalf of LTVGIA or with respect to its assets or business, for all taxable years or applicable periods ending on or prior to the Closing Date, in each case to the extent such Returns are reasonably relevant in the preparation of Returns by or on behalf of LTVGIA or TNCL as transferee subsequent to the Closing Date.

        (c) Tax-Sharing Agreements. All tax settlement and tax-sharing
            ----------------------
agreements, arrangements, policies and guidelines, formal or informal, express or implied ("Settlement Agreements"), other than this Section 7.6, to which LTVGIA is a party or may be subject and all obligations thereunder shall terminate as to LTVGIA on or prior to the Closing Date, and after the Closing Date, neither LTVGIA nor TNCL as transferee shall be bound by such Settlement Agreements or have any liability thereunder.

        (d) Pre-Closing Returns.
            -------------------

                (i) LTVGIA shall continue to be included for all taxable periods (or portions thereof) ending on or before the Closing Date in the consolidated Federal income Return and any required state or local consolidated or combined income or franchise Returns of any affiliated group of which LTVGIA is a member (each of which is herein referred to as a "Selling Affiliated Group"), which Returns include LTVGIA (all such Returns including taxable periods (or portions thereof) of LTVGIA ending on or before the Closing Date are hereinafter referred to, collectively, as "Pre-Closing Consolidated Returns"). LMC shall cause its Selling Affiliated Groups to timely prepare and file (or cause to be prepared and filed) all Pre-Closing Consolidated Returns and to timely pay all Taxes shown as due and payable on Pre-Closing Consolidated Returns (including, but not limited to, any Taxes with respect to any deferred income triggered into income by Treasury Regulation (S) 1.1502-13 and Treasury Regulation (S) 1.1502-14 and any excess loss accounts taken into income under Treasury Regulation (S) 1.1502-19).

                        (ii) LMC shall timely prepare (or cause to be so prepared) all other Returns of LTVGIA that are required by law for all taxable periods ending on or before the Closing Date ("Pre-Closing Non-Consolidated Returns"). All Pre-Closing Non-Consolidated Returns shall be prepared in a manner consistent with prior practice and shall properly include and reflect the income, activities, operations and transactions of LTVGIA, as applicable. LMC shall timely file (or cause to be so filed) all Pre-Closing Non-Consolidated Returns and shall pay (or cause LTVGIA to pay as it may be liable) all Taxes due thereon. LMC shall also pay (or cause LTVGIA to pay as it may be liable) the full amount of any Tax which is payable by LTVGIA without the filing of a Return ("Non-Return Taxes") to the extent such Non-Return Taxes are attributable to taxable periods or any portion thereof ending on or before the Closing Date.

        (e) Cooperation of the Parties. The parties shall cooperate with each
            --------------------------
other in connection with any Tax filing, investigation, audit or other proceeding relating to LTVGIA. LMC shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or a Final Determination (if a Legal Proceeding or other action that is reasonably likely to lead to a Final Determination is commenced prior to the expiration of the statute of limitations and any extension thereof).

        (f) Notices Regarding Taxes. If TNCL, NPAL or LTVGIA receives any
            -----------------------
notice, whether orally or in writing, of any pending or threatened U.S. Federal, state, local, municipal or foreign tax examinations, claims, settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect LMC or its Subsidiaries (or LTVGIA with respect to taxable periods or portions thereof ending on or before the Closing
Date), or if LMC or any of its Controlled Affiliates receives any notice of any such tax matter that could reasonably be expected to give rise to an indemnification obligation to TNCL under paragraph 7.6(h) below or otherwise materially adversely affect TNCL, the party receiving such notice shall notify in writing the potentially affected party within ten (10) calendar days thereof. The failure of any party to give the notice required by this paragraph shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

        (g) Control of Tax Proceedings. Each of LMC and TNCL shall have the
            --------------------------
right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes, the ultimate liability for which is the responsibility of that party or its Affiliates under this Agreement, and each of LMC and TNCL shall be entitled to, and to the extent received directly or indirectly by the other shall be promptly paid by the other, all refunds with respect to any such Taxes. LMC and TNCL shall jointly control, defend and resolve any such tax matter as to which they both may be liable (in whole or in part).

        (h) Indemnification. After the Closing Date, LMC shall indemnify and
            ---------------
hold harmless TNCL and NPAL, and each of their respective successors and assigns from and against any Tax liability of LTVGIA with respect to the period ending on or before the Closing Date on any Pre-Closing Non-Consolidated Return and with respect to any Non-Return Taxes attributable to the portion of the period covered by any payment of such Taxes which ends on or before the Closing Date, in each case to the extent such amount exceeds any amount previously paid to TNCL, NPAL, and their respective Affiliates, successors and assigns with respect to such Tax pursuant to this Section 7.6. LMC shall pay such amounts as it is obligated to pay to TNCL within ten (10) calendar days after notice is given to LMC of the payment of any such applicable Tax liability by TNCL, together with evidence of such payment and a statement setting forth in reasonable detail the nature and amount of such Tax liability, and to the extent not paid by LMC within such 10-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York (the "Overpayment Rate"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. LMC shall indemnify and hold harmless TNCL, NPAL and each of their respective Affiliates, successors and assigns, from and against (i) any Tax liability for periods prior to and including the Closing Date resulting from LTVGIA being severally liable for any Taxes of any consolidated group (including any Selling Affiliated Group) of which LTVGIA is or was a member prior to the Closing Date pursuant to Treasury Regulation ss. 1.1502-6 or any analogous state, local or foreign tax provision (including, without limitation, any Tax liability with respect to any Pre-Closing Consolidated Return), and (ii) any Tax liability resulting from LTVGIA ceasing to be a member of any Selling Affiliated Group of which it was a member prior to the Closing Date filing consolidated or combined Returns. Notwithstanding anything to the contrary in this Section 7.6(h), LMC shall not be obligated to indemnify TNCL, NPAL or any of their respective Affiliates, successors or assigns pursuant to this Section 7.6(h) to the extent that such Tax liability would not have been incurred but for any breach by TNCL or NPAL of any of their representations, warranties, covenants or agreements set forth herein. To the extent permitted by law, the parties agree to treat indemnity payments under the Agreement as adjustments to the consideration transferred in exchange for LTVGIA.

                (i) Restrictive Covenant. None of the parties hereto will take
                    --------------------
or cause to be taken (or fail to take or cause not to be taken) any action that would reasonably be expected to cause the Merger to be a taxable transaction to LMC, TNCL, any Affiliate of LMC or TNCL, or any Selling Affiliated Group; provided that the foregoing shall not restrict any party or its Affiliates from
-------- ----
taking any action specifically contemplated by this Agreement, which, for all purposes under this Agreement, shall be deemed to include the contribution by any party of the ADSs or assets acquired pursuant to this Agreement to successive "controlled" U.S. subsidiaries of such party as defined by Section 368(c) of the Code.

                (j) Tax Certificate. Each of TNCL and NPAL represents and
                    ---------------
warrants to LMC that the statements in the proposed form of representation letter attached hereto as Exhibit C (the "Tax Certificate") are true and correct as of the date hereof, assuming for purposes of this sentence that the Merger had been consummated on the date hereof. Each of TNCL and NPAL agrees that, at and prior to the Effective Time, it will not take or cause to be taken (or fail to take or cause not to be taken) any action that would cause any of the statements in the Tax Certificate to be false or incorrect.

                (k) Change in Tax Law. If in the written opinion of counsel
                    -----------------
selected by LMC and reasonably satisfactory to TNCL, the conversion of the LTVGIA Shares into ADSs in the Merger will not constitute a tax-free transaction as to LMC, its Affiliates, and any Selling Affiliated Group solely as a result of a change, or proposed change, in Tax law or regulations, including any change resulting from (i) enactment, amendment or repeal of any statute, (ii) promulgation, amendment or repeal of any final, temporary or proposed regulation, (iii) issuance, modification or withdrawal of any judicial or administrative interpretation, or
(iv) any other legislative, administrative or judicial action affecting current law (a "Change in Tax Law"), occurring between the date hereof and the Closing Date, LMC shall not be required to consummate the Merger. In the event that LMC elects not to consummate the Merger in reliance on this paragraph, all obligations of TNCL, NPAL and LMC under this Agreement shall terminate.

        Section 7.7 Australian Treasury Matters. Each party shall have the right to make submissions to the Treasurer of Australia notwithstanding that another party may have made application and supplied information to the Treasurer, and each party shall upon receiving any request for information from the Treasurer provide such of that information as is in that party's possession or control.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER
                            ------------------------

        Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger will be subject to the fulfillment on or prior to the Closing Date of the following conditions, either or both of which may be waived by the party entitled to enforce the same, to the extent permitted by Applicable Law:

                (a)  HSR Act. No action shall have been taken by the U.S.
                     -------
Department of Justice or the U.S. Federal Trade Commission with respect to NPAL's acquisition of the Gemstar Shares that remains unresolved.

                (b)  Adverse Enactments. No action shall have been taken, and no
                     ------------------
statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Entity which restrains, enjoins or otherwise prohibits the consummation of the Merger (each party agreeing to use its commercially reasonable efforts to have any such order, judgment, decree or injunction lifted and any such statute, rule or regulation repealed, superseded or otherwise made inapplicable).

        Section 8.2 Conditions to Obligations of LMC and LTVGIA to Effect the Merger. The obligations of LMC and LTVGIA to effect the Merger are subject to the satisfaction of the following conditions, unless waived by LMC:

                (a) The representations and warranties of TNCL and NPAL contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively, without giving effect to any materiality qualification, could not reasonably be expected to result in, or have not resulted in a continuing TNCL Material Adverse Effect. Each of TNCL and NPAL shall have delivered to LMC a certificate, dated as of the Closing Date, to the foregoing effect.

        (b) TNCL and NPAL shall each have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing. Each of TNCL and NPAL shall have delivered to LMC a certificate, dated as of the Closing Date, to the foregoing effect.

        (c) LMC shall have received legal opinions of (i) Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to TNCL and NPAL, substantially in the form of the opinion delivered to LMC by such firm in connection with the NPAL/LUVSG Merger and (ii) Allens Arthur Robinson, counsel to TNCL, substantially in the form of the opinion delivered to LMC by Allen Allen & Hemsley in connection with the NPAL/LUVSG Merger Agreement.

        (d) The Treasurer of Australia shall not have made an order under
Section 18(2) of the Foreign Acquisitions and Takeovers Act of 1975 ("FATA") prohibiting the Merger or any part thereof.

        (e) The decision of the Foreign Investment Policy Division of the Treasury of Australia by letter dated October 10, 2001 that there are no objections to LMC's or its Controlled Affiliate Acquirer's acquisition of the ADSs or TNCL Shares pursuant to the Merger under the Australian Government's foreign investment policy (the "Treasurer Letter"), shall not have been withdrawn or rescinded in whole or in part.

        (f) If TNCL or any of its Controlled Affiliates has done or omitted to do any act, matter or thing as a result of which LMC believes it is required to lodge a further notice and submission to the Treasurer of Australia either under the FATA or the Australian Government's Foreign Investment Policy in relation to the transactions contemplated by this Agreement, one of the following shall have occurred following the lodging by LMC of such further notice and submission: (i) the Treasurer of Australia ceasing under Section 25(2) of FATA to be empowered to make an order under Part II of FATA in relation to the entry into and completion of the Merger or the acquisition by LMC of the ADRs or TNCL Shares or
(ii) notice in writing is issued by or on behalf of the Treasurer to the effect that subject to the conditions, if any, specified therein, which are satisfactory to LMC (it being understood that LMC would be satisfied with a notice issued on the basis described in the Treasurer Letter), the Government of Australia does not object to LMC or its Affiliates entering into and performing the terms of this Agreement or, alternatively, does not object to LMC or its Affiliates acquiring the ADRs or TNCL Shares or, alternatively, does not object to the proposal specified in the notice described in section 25(1)(a) of FATA that was given to the Treasurer in relation to the acquisition by LMC or its Affiliates of the ADRs or TNCL Shares.

        (g) TNCL and NPAL shall have executed and delivered to LMC the Tax Certificate substantially in the form of Exhibit C hereto and dated as of the Closing Date, which Tax Certificate shall be true and correct as of the Effective Time, and no Change in Tax Law shall have occurred.

        (h) TNCL shall have executed and delivered to LMC the Amended Registration Rights Agreement, and it shall be in full force and effect.

             (i) TNCL and the Depositary shall have executed and delivered to LMC the Restricted Securities Letter Agreement.

             (j) LMC shall have received the stock certificates representing the Merger Consideration.

             (k) There shall not have occurred and be continuing any TNCL Material Adverse Effect.

             (l) Receipt of all consents, waivers or approvals, or the expiration or termination of any time period, that may be required under Applicable Law in order to consummate the Merger, if the failure to receive any such consent, waiver or approval would have (x) a material adverse effect on the business, assets, financial or other condition, or results of operations of LMC and its Subsidiaries, taken as a whole, or prevent LMC from receiving, retaining and exercising full rights of ownership of the Merger Consideration (in either case, an "LMC Material Adverse Effect") or (y) an LTVGIA Material Adverse Effect; provided, that compliance with any conditions of the Treasurer Letter
        --------
shall not be considered a restraint on exercising full rights of ownership of the Merger Consideration. Notwithstanding the foregoing, LMC and LTVGIA may not assert the failure to receive a consent, waiver or approval (or for a time period to expire or be terminated) as a condition to its obligations if such failure arises out of or results from a breach by LMC or LTVGIA of any of its representations, warranties, covenants or agreements made herein.

        Section 8.3 Conditions to Obligations of TNCL and NPAL to Effect the Merger. The obligations of TNCL and NPAL to effect the Merger are subject to the satisfaction of the following conditions, unless waived by TNCL:

             (a) The representations and warranties of LMC and LTVGIA contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively, without giving effect to any materiality qualification, could not reasonably be expected to result in, or have not resulted in, a continuing LTVGIA Material Adverse Effect.

             (b) Each of LMC and LTVGIA shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. LMC shall have delivered to TNCL a certificate, dated as of the Closing Date, (i) certifying that the conditions specified in Sections 8.3(a) and (b) have been fulfilled and (ii) attaching certified copies of the charter documents and by-laws of LTVGIA.

             (c) TNCL and NPAL shall have received the legal opinion of Baker Botts L.L.P., substantially in the form of the opinion delivered to TNCL and NPAL by such firm in connection with the NPAL/LUVSG Merger Agreement.

             (d) The Treasurer of Australia shall not have made an order under Section 18(2) of FATA prohibiting the Merger or any part thereof.

             (e) The Treasurer Letter shall not have been withdrawn or rescinded in whole or in part.

             (f)      LMC shall have executed and delivered to TNCL the

Amended Registration Rights Agreement and it shall be in full force and effect.

             (g) LMC and the Depositary shall have executed and delivered to TNCL the Restricted Securities Letter Agreement.

             (h)      Receipt of all consents, waivers or approvals, or the

expiration or termination of any time period, that may be required under Applicable Law in order to consummate the Merger, if the failure to receive any such consent, waiver or approval would have a TNCL Material Adverse Effect or an LTVGIA Material Adverse Effect; provided, that the approval of the Transaction
                                --------
by the Brazilian competition authorities shall not be deemed to be a condition to the consummation of the Merger, unless (i) such approval has been denied or (if such approval had been temporarily or conditionally granted) terminated, and such denial or termination has become final and binding and is not subject to further appeal and the consummation of the Merger in such a circumstance could reasonably be expected to have a TNCL Material Adverse Effect or an LTVGIA Material Adverse Effect or (ii) such approval has been granted subject to the imposition of a condition imposing a material restriction or restrictions upon the business of TNCL. Notwithstanding the foregoing, TNCL and NPAL may not assert the failure to receive a consent, waiver or approval (or for a time period to expire or be terminated) as a condition to its obligations if such failure arises out of or results from a breach by TNCL or NPAL of any of its representations, warranties, covenants or agreements made herein.

                                   ARTICLE IX

                         TERMINATION, WAIVER, AMENDMENT
                         ------------------------------

        Section 9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of TNCL and LMC.

        Section 9.2 Termination by either TNCL or LMC. This Agreement may be terminated and the Merger may be abandoned by either TNCL or LMC by written notice to the other party if any Governmental Entity or any court of competent jurisdiction in the U.S. or any other jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction, order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such injunction, order, judgment or decree shall have become final and nonappealable.

        Section 9.3 Termination by TNCL. This Agreement may be terminated by TNCL at any time prior to the Effective Time (and the Merger shall thereupon be abandoned) if there has been a material breach by LMC or LTVGIA of any material representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within 20 Business Days following receipt by LMC of notice of such breach from TNCL provided, however, that the right to
                                   --------  -------
terminate this Agreement pursuant to this Section 9.3 shall not be available to TNCL if

TNCL, at such time, is in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement.

     Section 9.4 Termination by LMC. This Agreement may be terminated by LMC at any time prior to the Effective Time (and the Merger shall thereupon be abandoned) (a) in accordance with Section 7.6(k), (b) if there has been a material breach by TNCL or NPAL of any material representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within 20 Business Days following receipt by TNCL of notice of such breach from LMC or LTVGIA; provided, however, that the right to terminate this
                    --------  -------
Agreement pursuant to this clause 9.4(b) shall not be available to LMC if LMC, at such time, is in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement or (c) the Merger shall not have been consummated prior to January 27, 2002; provided, that the right to
                                                 --------
terminate this Agreement pursuant to this clause 9.4(c) shall not be available to LMC to the extent that LMC's failure to fulfill its obligations under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

     Section 9.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement in respect of this Agreement or the proposed Merger, except that nothing herein will relieve any party from liability for any breach of this Agreement or its obligations hereunder.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

     Section 10.1  General Indemnification.

              (a) TNCL and NPAL, jointly and severally, shall indemnify and hold harmless LMC and LMC's Affiliates, successors and assigns and their respective directors, officers, employees, shareholders, partners, trustees, beneficial owners, representatives and attorneys in their capacity as such (each, an "Indemnified LMC Person") from and against and with respect to, and shall reimburse each Indemnified LMC Person for, any and all losses, liabilities, obligations, Adjustments, damages, judgments, assessments, fines, interest, penalties, costs and expenses (including reasonable attorneys' fees and expenses) ("Losses") resulting from, based upon, arising out of or otherwise in respect of, and all claims, actions, suits, proceedings, investigations or demands ("Claims") incident or relating to or resulting from, (i) any untrue representation, breach of warranty or breach or nonfulfillment of any covenant or agreement of NPAL or TNCL contained in this Agreement or in any certificate delivered pursuant hereto by NPAL or TNCL or (ii) the beneficial ownership (or exercise of any rights of beneficial ownership) of the Gemstar Shares from and after the Closing by TNCL, NPAL, or any of their respective successor or assigns or the exercise by any of them of rights under the Gemstar Stockholders' Agreement from and after May 2, 2001 (including, without limitation, as a result of any of the foregoing directing LMC or its Affiliates to take any action thereunder); provided, however, that neither TNCL nor NPAL shall be obligated to
             --------  -------
indemnify the LMC Indemnified Persons under this Section 10.1(a) to the extent that such Losses or Claims arise out of or are based upon any breach by LMC or LTVGIA of any of their representations, covenants or agreements set forth herein or a breach by LMC of Section 8 of the Gemstar Stockholders' Agreement.

              (b) LMC shall indemnify and hold harmless TNCL and TNCL's Affiliates, successors and assigns and their respective directors, officers, employees, shareholders, partners, trustees, beneficial owners, representatives and attorneys in their capacity as such (each, an "Indemnified TNCL Person") from and against and with respect to, and shall reimburse each Indemnified TNCL Person for, any and all Losses resulting from, based upon, arising out of or otherwise in respect of, and all Claims incident or relating to or resulting from, any untrue representation, breach of warranty or breach or nonfulfillment of any covenant or agreement of LMC or LTVGIA contained in this Agreement or in any certificate delivered pursuant hereto by LMC or LTVGIA; provided, however,
                                                            --------  -------
that LMC shall not be obligated to indemnify the Indemnified TNCL Persons under this Section 10.1(b) to the extent that such Losses or Claims arise out of any breach by TNCL or NPAL of any their representations, covenants or agreements set forth herein.

     Section 10.2 Third Party Action Indemnification Procedures. The procedure for indemnification in the case of Third Party Actions shall be as follows:

              (a) An Indemnified LMC Person or an Indemnified TNCL Person, as the case may be (for purposes of this Section 10.2, Section 10.3 and Section 10.5, an "Indemnified Person") shall promptly give written notice to the indemnifying party under Section 10.1(a) or (b), as applicable (for purposes of this Section 10.2 and Section 10.5), an "Indemnifying Person") of any pending or threatened Claim brought by a third party (a "Third Party Action"), which notice will include, to the extent known, the factual basis for such Claim and copies of any documents relating to such Claim. Such notice shall be given by the Indemnified Person within five (5) Business Days after written notice of the assertion or commencement of a Claim was delivered to the Indemnified Person, but failure to give timely notice shall not affect the obligation of the Indemnifying Person hereunder except to the extent that such failure actually prejudices the Indemnifying Person in defending against any such Claim.

              (b) If an Indemnified Person gives notice to the Indemnifying Person of a Third Party Action, the Indemnifying Person shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person and, after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense thereof, except as provided below, the Indemnifying Person shall not be liable to such Indemnified Person under this Section 10.2 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the Indemnifying Person's election to assume the defense of a Third Party Action, the Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such Third Party Action, and the Indemnifying Person shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would, in the reasonable determination of the Indemnified Person, present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Third Party Action include both the Indemnifying Person and the Indemnified Person, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the

Indemnifying Person (in which case the Indemnifying Person shall not have the right to assume the defense of such claim on the Indemnified Person's behalf),
(iii) the Indemnifying Person shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the Third Party Action, or (iv) the Indemnifying Person shall authorize the Indemnified Person to employ separate counsel at the Indemnifying Person's expense. If the Indemnifying Person assumes the defense of a claim, no compromise or settlement thereof may be effected by the Indemnifying Person without the Indemnified Person's written consent unless
(x) there is no finding or admission of any violation of Applicable Law and no effect on any other Claims that may be made against or by the Indemnified Person and (y) the sole relief provided is monetary damages that are to be paid in full by the Indemnifying Person.

     Section 10.3 Benefits of Indemnification. The provisions of this Article X are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and its successors in interest.

     Section 10.4 Non-Exclusive Remedy. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

     Section 10.5  Tax Effects of Indemnification.

              (a) Any indemnification payment made under this Agreement between TNCL, on the one hand, and LMC, on the other hand, shall be characterized for tax purposes as if such payment were an adjustment to the consideration transferred in exchange for LTVGIA Shares, except to the extent the laws of a particular jurisdiction provide otherwise.

              (b) The amount of any Losses or Claims for which indemnification is provided under this Agreement shall be (i) increased to take account of the net Tax cost, if any, incurred by the Indemnified Person arising from the receipt or accrual of an amount an Indemnifying Person is required to pay to an Indemnified Person under this Agreement ("Indemnity Payment") (grossed up for such increase) and (ii) reduced to take account of the net Tax benefit, if any, realized by the Indemnified Person arising from incurring or paying such Losses. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Person shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnity Payment hereunder or incurring or paying any indemnified Losses or Claims. Any Indemnity Payment hereunder shall initially be made without regard to this Section 10.5 and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnified Person has actually realized such cost or benefit. For the purposes of this Agreement, an Indemnified Person shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Person is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnified Person would be required to pay but for the receipt or accrual of the Indemnity Payment or the incurrence or payment of such Losses, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the Indemnified Person's liability for Taxes, and payments between the applicable parties to reflect such adjustment shall be made if necessary.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

     Section 11.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements in this Agreement shall survive the consummation of the Merger.

     Section 11.2 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) shall be paid by the party incurring such expenses, except (i) with respect to Losses for which a party is obligated to provide indemnity pursuant to Article X and (ii) that all fees, costs and expenses related to the obtaining of Governmental Consents or the making of Governmental Filings, or the continued effectiveness of either, in any jurisdiction outside the United States shall be paid by TNCL (other than any costs or expenses relating to the continuation of the effectiveness of the Governmental Consent obtained pursuant to the Treasurer Letter, which shall be borne by the party incurring such expenses).

     Section 11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart.

     Section 11.4  Governing Law; Waiver of Jury Trial.

             (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY. Each of the parties hereto (i) will submit itself to the non-exclusive jurisdiction of any federal court located in the States of Colorado or New York or any Colorado or New York state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (ii) agrees that venue will be proper as to proceedings brought in any such court with respect to such a dispute, (iii) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iv) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court. TNCL hereby appoints News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any action arising out of or based upon this Agreement or the Merger that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. TNCL represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and TNCL agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as TNCL's agent for service of process, TNCL shall appoint without delay another such agent and notify LMC of such appointment in the manner provided in Section 11.6 for the giving of notices. With respect to any such action in the courts, service of process upon the Authorized Agent in the manner provided in Section 11.6 for the giving of notices (substituting the address set forth above in this Section 11.4(a)) and written notice of such service to TNCL given as provided in Section
11.6 shall be deemed, in every respect, effective service of process upon TNCL.

             (b) EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION. THIS SECTION 11.4(b) HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

     Section 11.5 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event of a breach of this Agreement. Accordingly, each of the parties agrees that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement as a whole in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     Section 11.6 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice), such notice to be presumed effective (i) on receipt if delivered by hand or via facsimile transmission, or (ii) on the next Business Day, if delivered by overnight courier, or (iii) on the third Business Day following mailing, if mailed (except that notice of change of address will not be deemed given until received):

             To LMC or (prior to the Closing) LTVGIA:

                  Liberty Media Corporation
                  12300 Liberty Boulevard
                  Englewood, Colorado 80112
                  Facsimile: (720) 875-5858
                  Attn: Elizabeth M. Markowski, Esq.

             with a copy (which shall not constitute notice) to:

                   Baker Botts L.L.P.
                   599 Lexington Avenue, Suite 2900
                   New York, NY 10022-6030
                   Facsimile: (212) 705-5125
                   Attn: Frederick H. McGrath, Esq.

             To TNCL or NPAL:

                   The News Corporation Limited
                   1211 Avenue of the Americas
                   New York, New York 10036
                   Facsimile: (212) 768-2029
                   Attn: Arthur M. Siskind, Esq.

             with a copy (which shall not constitute notice) to:

                   Squadron Ellenoff Plesent & Sheinfeld LLP
                   551 Fifth Avenue
                   New York, New York 10176
                   Facsimile: (212) 697-6686
                   Attn: Ira S. Sheinfeld, Esq.

     Section 11.7 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 11.8 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder or by reason hereof, except as provided in Article X hereof.

     Section 11.9 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective successors and assigns; provided, however, that this
                                             --------  -------
Agreement shall not, nor shall any of the rights or interests hereunder, be assigned by any party hereto or be assignable by operation of law or otherwise without the prior written consent of the other parties; provided, further,
                                                        --------  -------
however, that after the Closing, TNCL may, subject to compliance with Section
-------
7.6(i), assign its rights under this Agreement to any TNCL Subsidiary so long as TNCL remains responsible for all of its obligations hereunder and, prior to or after the Closing, LMC may, subject to compliance with Section 7.6(i), assign its rights and obligations hereunder by operation of law or in connection with the transfer of all or substantially all of its assets or may assign its rights hereunder to any Subsidiary of LMC so long as LMC remains responsible for all of its obligations hereunder.

     Section 11.10 Headings. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 11.12 Further Assurances. Each of the parties hereto shall sign and deliver, without additional consideration, such other documents of further assurance as may reasonably be necessary to give effect to the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                         LIBERTY MEDIA CORPORATION


                                         By: /s/ Elizabeth M. Markowski
                                            -------------------------------
                                            Name:  Elizabeth M. Markowski
                                            Title: Senior Vice President



                                         LIBERTY TVGIA, INC.


                                         By: /s/ Elizabeth M. Markowski
                                            -------------------------------
                                            Name:  Elizabeth M. Markowski
                                            Title: Senior Vice President



                                         THE NEWS CORPORATION LIMITED


                                         By: /s/ Arthur Siskind
                                            -------------------------------
                                            Name:  Arthur Siskind
                                            Title: Director



                                         NEWS PUBLISHING AUSTRALIA LIMITED


                                         By: /s/ Lawrence A. Jacobs
                                            -------------------------------
                                            Name:  Lawrence A. Jacobs
                                            Title: Executive Vice President